Exhibit 99.1

TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS SUPPLIES NCI WITH CTCE-9908  TO RESEARCH PRIMARY EFFUSION LYMPHOMA

Vancouver, BC (February 13, 2006) – Chemokine Therapeutics Corp. (the Company) (OTCBB: CHKT; TSX: CTI), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, cardiovascular, and infectious diseases, today announced that it has entered into a Material Transfer Agreement (MTA) with researchers at the National Cancer Institute (NCI) in Bethesda, MD, to supply NCI with Chemokine Therapeutics’ CTCE-9908.  Under this MTA, NCI will investigate the role of CTCE-9908 in the pathology of primary effusion lymphoma.  Primary Effusion Lymphoma (PEL) is a rare form of non-Hodgkin lymphoma that is usually associated with human immunodeficiency virus infections (HIV).  This aggressive type of lymphoma presents primarily in advance-stage HIV-infected individuals whose disease grows and spreads primarily in the body cavity.  In patients, the clinical course for this disease is often aggressive, more extensive, and less responsive to chemotherapy.

The new agreement  with the NCI marks the  first exploration of a series of preclinical studies in a lymphoma cell line, the results of which will help direct future strategies in clinical trials. Over 23 different cancers are known to express the chemokine receptor CXCR4.  Overexpression of CXCR4 on cancer cells is believed to be a major contributor to migration, adhesion and invasion of cancer cells to distant organs from the primary tumor. Chemokine Therapeutics’ investigational drug, CTCE-9908 has shown promising results against several cancer types in pre-clinical models including lung, prostate and bone cancers.

The NCI, Bethesda, Maryland

The NCI is NCI is one of the 19 institutes that comprise the National Institutes of Health (NIH),  which is one of eight agencies that compose the Public Health Service (PHS) in the Department of Health and Human Services (DHHS) in the United States. The NCI was established in 1937 and is the principal agency for cancer research and training of the United States federal government.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics Corp. is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration.   Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation, and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials;
CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth. For more information, please visit its website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Corporate Contact: Frederica Bell Director, Investor Relations Chemokine Therapeutics Corp. (604)827-3131 fbell@chemokine.net